Exhibit 10.2

EXECUTION

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is entered into as of May 31, 2012, among POSTROCK ENERGY SERVICES CORPORATION, a Delaware corporation (“PESC”), POSTROCK MIDCONTINENT PRODUCTION, LLC, a Delaware limited liability company (“MidContinent”; and together with PESC, collectively, the “Borrowers” and individually a “Borrower”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively) and the undersigned Lenders comprising Required Lenders.

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 21, 2010 among Borrowers, the Administrative Agent, the Collateral Agent and the Lenders parties thereto (the “Credit Agreement”). Unless otherwise defined in this First Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this First Amendment.

In connection with the redetermination of the Borrowing Base to be effective as of the First Amendment Effective Date, the Borrowers and Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1. Amendments. Effective as of the First Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:

1.1 Cover Page. The cover page of the Credit Agreement is amended to add beneath the line reading “Initial Borrowing Base $225,000,000” the following:

“Borrowing Base Effective July 31, 2011: $200,000,000

Borrowing Base Effective First Amendment Effective Date: $177,000,000”

1.2 Preliminary Statements. The Preliminary Statements at the beginning of the Credit Agreement are amended as follows:

(a) Preliminary Statement (11) is amended by deleting the figures “19,200,100” and “$14,700,000” and replacing them with the figures “$19,258,147.20” and “$14,727,092.87”, respectively.

(b) New Preliminary Statements (14) through (22) are added after Preliminary Statement (13) to read as follows:

“(14) Effective as of July 31, 2011, the Borrowing Base was redetermined pursuant to Section 2.02(c) to be $200,000,000.

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(15) Effective as of July 26, 2011, Quest Transmission Company, LLC, a Delaware limited liability company, was merged with and into PESC with PESC being the surviving entity.

(16) Following the 2011 sale by Quest Eastern Resource LLC to an Affiliate of Magnum Hunter Resources Corporation of certain producing properties in Wetzel, Lewis and Braxton Counties, West Virginia, which properties were not collateral for the Obligations but which secured the Amended QRC Facility (and which sale excluded Quest Eastern Resources LLC’s gathering pipeline system to the extent not located in Lewis and Wetzel Counties, the Heartwood Forestland #1 Hyman PH-2 well and the Haught P-2 salt well and remaining acreage in West Virginia and in Steuben County, New York), the Amended QRC Facility was paid off and the Liens securing the Amended QRC Facility were released.

(17) Quest Eastern Resource LLC changed its name to PostRock Eastern Production, LLC on July 13, 2011.

(18) Pursuant to a Guaranty dated July 31, 2011, PostRock Eastern Production, LLC became a Guarantor of the Obligations under this Agreement.

(19) Producing well bores located in West Virginia owned by MidContinent and subject to an existing first Lien securing the Obligations and an existing second Lien securing the Secured Pipeline Loan, were conveyed by MidContinent to PostRock Eastern Production, LLC. Since already subjected to a Lien in favor of the Collateral Agent for the benefit of the Lenders, PostRock Eastern Production, LLC did not execute a mortgage on the acquired well bores.

(20) PESC pledged 100% of its equity in PostRock Eastern Production, LLC to secure the Obligations.

(21) On February 21, 2012, the Secured Pipeline Loan was repaid in full by the borrowers. Pursuant to Section 10.21 of this Agreement, the liens on KPC Pipeline, LLC’s assets securing both the Secured Pipeline Loan and the Obligations under this Agreement were released and terminated and the pledge of KPC Pipeline, LLC’s equity was also terminated.

(22) In connection with the redetermination of the Borrowing Base to be effective as of the First Amendment Effective Date, the Borrower and Lenders have agreed to amend the Credit Agreement as hereinafter set forth.”

1.3 Definitions. Section 1.01 of the Credit Agreement is amended as follows:

(a) The following definition is amended in its entirety to read as follows:

“Agreement means this Second Amended and Restated Credit Agreement, as amended by the First Amendment and as may be further amended from time to time.”

“Amended QRC Facility means the $35,000,000 amended and restated term facility of even date herewith provided to Eastern, as borrower, by Royal Bank of Canada and secured by such borrower’s assets, namely, the non-producing Marcellus assets which Amended QRC Facility was repaid and terminated on June 17, 2011.”

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First Amendment to Amended and Restated Credit Agreement

“Applicable Rate means, from time to time, the following percentages per annum, based upon the Utilization Percentage:

Pricing Level	Utilization Percentage	Eurodollar Rate	Base Rate	Letters of Credit	Commitment
1	< 75%	3.50%	2.50%	3.50%	0.75%
2	> 75% but < 90%	3.75%	2.75%	3.75%	0.75%
3	> 90%	4.00%	3.00%	4.00%	0.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Utilization Percentage shall become effective on the date such change occurs.

In the event that at any time after the First Amendment Effective Date, the Total Outstandings exceed the Target Amount, the percentages set forth in the foregoing pricing grid above for the “Eurodollar Rate,” “Base Rate” and “Letters of Credit” for each applicable pricing level will be increased by 1.5% and applied (on per annum basis) only to the amount of the Total Outstandings that exceed the Target Amount for each day that the Total Outstandings exceed the Target Amount. The pricing grid above (without the 1.5% increase) shall remain applicable to Total Outstandings that are equal to or less than the Target Amount even during such time as the Total Outstandings exceed the Target Amount.”

“Borrower Affiliate means each Borrower’s respective Subsidiaries other than the Excluded Subsidiaries.”

“Borrowing Base Value means, with respect to any Collateral, the value attributed to such collateral in the most recent Borrowing Base redetermination, as the loan amount that may be supported by the Borrowing Base for such Collateral, as determined by the Administrative Agent and approved by the Lenders or Required Lenders (as applicable) from time to time in accordance with Section 2.02 of this Agreement.

“Change of Control means (i) Parent shall fail to own, directly or indirectly, or fail to have voting control over, 100% of the equity interest of Borrowers or (ii) a Parent Change of Control shall occur.”

“Collateral means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Borrower and its respective Subsidiaries (other than the Excluded Subsidiaries except that the Constellation Equity pledged by CEPM is Collateral for purposes of the Loan Documents) in or upon which a Lien now or hereafter exists in favor of the Secured Parties, or the Administrative Agent or Collateral Agent on behalf of the Secured Parties, including, but not limited to the Borrowing Base Oil and Gas Properties, the Bluestem Gathering System, the KPC Pipeline, and substantially all of the personal property (including stock and other equity interests) of the Borrowers and their respective Subsidiaries (other than the Excluded Subsidiaries) whether under this Agreement, the Collateral Documents, or under any other document executed by any Borrower Affiliate and delivered to the Administrative Agent, Collateral Agent or any Secured Party. Collateral does not include any Excluded Assets or the Three Little Pipes.”

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“Eastern means PostRock Eastern Production LLC, a Delaware limited liability company, formerly known as Quest Eastern Resource LLC.”

“Excluded Subsidiaries means CEPM and any other Subsidiary of Parent that Parent may form after the date of this Agreement that is not also a Subsidiary of a Borrower.”

“Guarantors means Parent and every present and future Subsidiary of the Borrowers (other than the Excluded Subsidiaries), which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty.”

“Loan Party means each of the Borrowers, each Guarantor, and each other entity that is an Affiliate of the Borrowers that executes one or more Loan Documents. For the avoidance of doubt, the term “Loan Party” does not include any Excluded Subsidiary but as of the First Amendment Effective Date does include KPC Pipeline, LLC.”

“Marcellus Assets means the producing Marcellus shale gas properties previously owned by MidContinent and conveyed (subject to the Lien securing the Obligations) by MidContinent to Eastern and located in West Virginia that constitute part of the Borrowing Base Oil and Gas Properties that were initially acquired by Eastern from PetroEdge Resource (WV) LLC and transferred to Quest Cherokee by Eastern and acquired by MidContinent by merger.”

“Material Disposition means any sale, transfer or other disposition of Borrowing Base Oil and Gas Properties or other Collateral or series of related sales, transfers or other dispositions of Borrowing Base Oil and Gas Properties that yields gross proceeds to the Borrowers or their respective Subsidiaries in excess of $1,000,000.”

“Mortgages means the mortgages, deeds of trust, or similar instruments executed by any of the Loan Parties in favor of Administrative Agent or Collateral Agent, for the benefit of the Secured Parties, including the Mortgages creating a first lien on the Borrowing Base Oil and Gas Properties and the Bluestem Gathering System (and, as of the First Amendment Effective Date, the KPC Pipeline) and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor, and Mortgage means each of such Mortgages).”

“Secured Pipeline Loan means the term loan facility in the amount of $15,000,000 entered into of even date herewith by KPC Pipeline, LLC and PESC, as borrowers, and RBC as administrative agent for the lenders party thereto, secured by a first lien on the KPC Pipeline and by a second lien on the Collateral on which the Lenders under this Agreement have a first lien and which was repaid in full and terminated on February 21, 2012.”

“Transfer Payments means any payment made to Parent or any of the Excluded Subsidiaries.”

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First Amendment to Amended and Restated Credit Agreement

(b) The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:

“CEPM means Constellation Energy Partners Management, LLC, a Delaware limited liability company and direct Subsidiary of Parent.”

“Constellation Equity means collectively (i) 485,065 Class A Units and (ii) 5,918,894 Class B Common Units in Constellation Energy Partners LLC, a Delaware limited liability company, owned by CEPM.”

“First Amendment means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 31, 2012, among the Borrowers, the Guarantors, Royal Bank of Canada, as Administrative Agent, Collateral Agent and the Required Lenders party thereto.”

“First Amendment Effective Date means June 1, 2012.”

“Target Amount means $120,000,000, subject to reduction as provided in Section 2.15.”

(c) The definition of “Marcellus Assets” is deleted and the defined term “Appalachia Assets” is substituted therefor to read as follows:

“Appalachia Assets and Marcellus Assets means the producing Appalachia shale gas properties previously owned by MidContinent and conveyed (subject to the Lien securing the Obligations) by MidContinent to Eastern and located in West Virginia that constitute part of the Borrowing Base Oil and Gas Properties that were initially acquired by Eastern from PetroEdge Resource (WV) LLC and transferred to Quest Cherokee by Eastern and acquired by MidContinent by merger.”

(d) The definition of “Marcellus Gathering System” is deleted and the defined term “Appalachia Gathering System” is substituted therefor to read as follows:

“Appalachia Gathering System means that portion of the gathering system relating to the Appalachia Assets that is owned by Eastern.”

(e) Clause (1) of the definition of Net Available Cash, is amended by deleting the words “the Marcellus Assets” and substituting therefor the words “certain Marcellus shale assets” and adding at the end thereof the following:

; and as it applies to the sale of the KPC Pipeline or the equity of KPC Pipeline, LLC, Net Available Cash shall be net of consideration paid to officers and employees under retention agreements made to facilitate such sale or entered into at such time as PESC determined to sell the KPC Pipeline or the KPC Pipeline, LLC equity;”

(f) The term “Marcellus Assets” in the definition of Capital Expenditure, is deleted and the defined term “Appalachia Assets” is substituted therefor.

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1.4 Section 2.02(a). Section 2.02(a) of the Credit Agreement is amended by deleting the second sentence thereof and replacing it with two new sentences reading as follows, which will precede the last sentence thereof:

“The Borrowing Base effective as of the First Amendment Effective Date is $177,000,000 and will automatically reduce by $1,000,000 a month effective as of the last day of each month commencing May 30, 2012 and continuing each month thereafter until the earlier of (i) September 30, 2012 and (ii) the date that (A) the Total Outstandings are equal to or are less than the Target Amount; and (B) the Borrowing Base has been reduced to an amount equal to or less than the Target Amount. Such automatic Borrowing Base reductions will be in addition to any reductions in the Borrowing Base required by Section 2.04(c) or Section 2.04(d).”

1.5 Section 2.02(c). The last sentence of Section 2.02(c) of the Credit Agreement is amended to read as follows:

“Such redetermined Borrowing Base, subject to the other provisions of this Agreement, shall be the Borrowing Base until the effective date of the next redetermination of the Borrowing Base as set out in Section 2.02(d), subject to being automatically reduced (i) pursuant to Section 2.04(d)(i) upon the sale of the Appalachia Assets, by the Borrowing Base Value of the Appalachia Assets (as determined based upon the most recently delivered Reserve Report) pursuant to Section 2.02(l)(i), (ii) pursuant to Section 2.04(d)(ii) upon the sale of the KPC Pipeline (or KPC Pipeline, LLC equity) by the Net Available Cash received from such sale pursuant to Section 2.02(l)(ii), and (iii) by the $7,500,000 additional equity investment by White Deer Energy in Parent (if required to be made pursuant to Section 6.23), which proceeds shall have been contributed by Parent to PESC pursuant to Section 6.23 and applied as a prepayment and which will reduce the Borrowing Base in accordance with Section 2.02(l)(iii) unless, at the time of the events described in clauses (ii) and (iii) the Total Outstandings are equal to or are less than the Target Amount and the Borrowing Base has been reduced to an amount equal to or less than the Target Amount (in which case the automatic reduction requirement shall not apply to such particular events).”

1.6 Section 2.02(l). Section 2.02(l) of the Credit Agreement is amended to read as follows:

“(l) Upon (i) the sale of the Appalachia Assets, and contemporaneously therewith, the Borrowing Base will be reduced by (A) the Borrowing Base Value of the Appalachia Assets (as determined based upon the most recently delivered Reserve Report), (ii) the sale of the KPC Pipeline (or the KPC Pipeline, LLC equity), and contemporaneously therewith, the Borrowing Base will be reduced by the Net Available Cash resulting from such sale if at the time of such sale the Total Outstandings exceed the Target Amount and the Borrowing Base exceeds the Target Amount, and (iii) PESC’s prepayment of Revolving Loans (or Cash Collateralization of Letters of Credit, if no Revolving Loans are outstanding) from proceeds of the $7,500,000 additional equity investment by White Deer Energy in Parent, which proceeds shall have been contributed by Parent to PESC pursuant to Section 6.23, the Borrowing Base will be reduced by $7,500,000 if at the time of such prepayment the Total Outstandings exceed the Target Amount and the Borrowing Base exceeds the Target Amount.”

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1.7 Section 2.04(c). Section 2.04(c) of the Credit Agreement is amended to read as follows:

“(c) Mandatory Prepayments of Borrowing Base Value from Net Available Cash. An amount equal to Borrowing Base Value of any Collateral sold in a Material Disposition (other than a Disposition (whether a Material Disposition or otherwise) of the Appalachia Assets which shall be governed by Section 2.04(d)(i) and a Disposition (whether a Material Disposition or otherwise) of the Constellation Equity which shall be governed by Section 2.04(d)(iii)) shall be prepaid on the Revolving Loans (or be used to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) by the selling Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) to the extent payable out of the Net Available Cash received by such Borrower or such Subsidiary. On any date on which a Borrower or another Loan Party makes a Material Disposition of any of the Borrowing Base Oil and Gas Properties, the Borrowing Base shall be automatically reduced by the Borrowing Base Value of the properties so Disposed. Net Available Cash to the extent received by the Borrower or such Subsidiary shall be used to prepay outstanding Revolving Loans in an amount at least equal to the excess of Total Outstandings over the reduced Borrowing Base (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding). Following any such prepayment and reduction of the Borrowing Base, any Borrower shall have the right to request a Borrowing Base redetermination (which right shall be in addition to any Borrower’s right to request a redetermination of the Borrowing Base pursuant to Section 2.02(h)). (For clarification, a prepayment of the Revolving Loans may be reborrowed, if, after a Borrowing Base redetermination or automatic reduction (if required hereunder), there is sufficient Borrowing Base to permit such reborrowing).”

1.8 Section 2.04(d). Section 2.04(d) of the Credit Agreement is amended to read as follows:

“(d) Mandatory Prepayments from Certain Sales.

(i) Net Available Cash received by a Loan Party from the Disposition of the Appalachia Assets shall be prepaid contemporaneously with the closing of any such Disposition to the extent received by a Loan Party. On the date a Loan Party Disposes of the Appalachia Assets, (a) the Borrowing Base shall be automatically reduced by the Borrowing Base Value of the Appalachia Assets (as determined based upon the most recently delivered Reserve Report) pursuant to Section 2.02(l(i)) and the Target Amount shall be reduced by the Borrowing Base Value (so determined) of the Appalachia Assets pursuant to Section 2.15. As of the First Amendment Effective Date, the Borrowing Base Value of the Appalachia Assets (as determined based upon the most recently delivered Reserve Report) is $10,000,000. Net Available Cash received by a Loan Party from the Disposition of the Appalachia Assets shall be used to prepay outstanding Revolving Loans (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) in an amount at least equal to the excess of Total Outstandings over the Borrowing Base, to the extent received by a Loan Party. Following any such prepayment and reduction of the Borrowing Base, any Borrower shall have the right to request a Borrowing Base redetermination (which right shall be in addition to any Borrower’s right to request a redetermination of the Borrowing Base pursuant to Section 2.02(h)). For the avoidance of doubt, any prepayment resulting in Total Outstandings being less than the Borrowing Base may be reborrowed.

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(ii) Net Available Cash received by PESC or KPC Pipeline, LLC from the Disposition of the KPC Pipeline and/or KPC Pipeline, LLC equity shall, contemporaneously with the closing of any such Disposition, be used to prepay outstanding Revolving Loans (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) to the extent received by a Loan Party. On the date PESC or KPC Pipeline, LLC Disposes of the KPC Pipeline and/or KPC Pipeline, LLC equity, the Borrowing Base shall be automatically reduced, dollar for dollar, by the amount of the Net Available Cash received; provided however that if, at the time of such prepayment the Target Amount is in effect and (i) the Total Outstandings are equal to or are less than the Target Amount and (ii) the Borrowing Base has been reduced to an amount equal to or less than the Target Amount, then the Borrowing Base will not be automatically reduced.

(iii) Net Available Cash received by CEPM or any PostRock Party from the Disposition of any or all of the Constellation Equity meeting the requirements for a Material Disposition shall, contemporaneously with the closing of any such Disposition, be used to prepay outstanding Revolving Loans (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) to the extent received by CEPM or any PostRock Party. No such prepayment or cash collateralization will reduce either the Borrowing Base or the Target Amount.”

1.9 Section 2.08(b). The figure “$157,000” in Section 2.08(b) of the Credit Agreement is replaced with the figure “$156,450”.

1.10 Section 2.15. A new Section 2.15 is added to the Credit Agreement to read as follows:

“2.15 Target Amount. The Target Amount in effect as of the First Amendment Effective Date is $120,000,000. Upon the sale of any Borrowing Base Oil and Gas Properties, including the Appalachia Assets, and contemporaneously therewith, the Target Amount will be reduced by the Borrowing Base Value of such assets. Neither the sale of the KPC Pipeline or KPC Pipeline, LLC equity nor the $7,500,000 additional equity investment by White Deer Energy in Parent, which proceeds shall have been contributed by Parent to PESC pursuant to Section 6.23, nor the sale of the Constellation Equity will have any effect on the Target Amount. The Target Amount will be in effect until the effective date of the first Borrowing Base redetermination following the First Amendment Effective Date, which is scheduled for October 31, 2012, at which time the Target Amount will be of no further force or effect and shall cease to have any continuing significance. Notwithstanding that Total Outstandings under this Agreement may exceed the Target Amount, the Borrowers shall be entitled to borrow up to the amount of the Borrowing Base then in effect.”

1.11 Section 5.08. The penultimate sentence of Section 5.08 of the Credit Agreement is amended to read as follows:

“Upon the proper filing of UCC financing statements, the recording of the Mortgages, and the taking of the other actions required by the Administrative Agent, the Liens

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granted by KPC Pipeline, LLC will constitute valid and enforceable first, prior and perfected Liens on the Collateral constituting the KPC Pipeline in favor of the Administrative Agent, for the ratable benefit of the Lenders, subject to Permitted Liens.”

1.12 Section 6.01(d). Section 6.01(d) of the Credit Agreement is amended by deleting the words “Marcellus Assets” and substituting therefor the words “Appalachia Assets”.

1.13 Section 6.10. The last sentence of Section 6.10 of the Credit Agreement is amended to read as follows:

“Additionally, Administrative Agent may, at the request of the Required Lenders, conduct or cause to be conducted a commercial field examination of the Borrowers’ and their respective Subsidiaries’ (other than the Excluded Subsidiaries) financial and accounting records and Borrowers shall pay the cost of such commercial field examination; provided so long as no Event of Default shall exist and be continuing, no more than one such commercial field examination shall be undertaken at the Borrowers’ expense during any period of twelve consecutive months and the Borrowers shall not be obligated to pay more than $20,000 for any such annual commercial field examination.”

1.14 Section 6.14. Section 6.14 of the Credit Agreement is amended to read as follows:

“6.14 Guaranties; New Subsidiaries’ Collateral Documents. As an inducement to the Administrative Agent and Lenders to enter into this Agreement, cause Parent and each Subsidiary of the Borrowers (other than the Excluded Subsidiaries) to execute and deliver to Administrative Agent a Guaranty executed by the Parent and Borrowers’ Subsidiaries (other than the Excluded Subsidiaries), each in form and substance reasonably satisfactory to the Administrative Agent, providing for the guaranty of payment and performance of the Obligations. In addition, within thirty (30) days after the formation or acquisition of any Subsidiary of any Borrower after the date hereof (other than the Excluded Subsidiaries), cause such Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty in form and substance reasonably satisfactory to the Administrative Agent, providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents in form and substance reasonably satisfactory to the Administrative Agent creating Liens in all Borrowing Base Oil and Gas Properties and substantially all of the property of such Subsidiary and in the equity interests in such Subsidiary, subject to Permitted Liens, and (c) certified copies of such Subsidiary’s Organization Documents and opinions of counsel with respect to such Subsidiary and such Guaranty, and (d) such other documents and instruments as may be required with respect to such Subsidiary pursuant to Section 6.15.”

1.15 Section 6.15(a). Section 6.15(a) of the Credit Agreement is amended to read as follows:

“(a) The Borrowers shall cause each of their respective Subsidiaries (other than the Excluded Subsidiaries) to take such actions and to execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent or Collateral Agent on behalf of the Secured Parties shall, at all times, have received currently effective duly executed Loan Documents granting Liens and security interests in all Borrowing Base Oil and Gas Properties and in substantially all of the property of the Borrowers and their Subsidiaries (other than (y) the Three Little Pipes (which because of their minimal value have not been, and are not contemplated to

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be, subjected to a Lien) and (z) the Excluded Subsidiaries), including all capital stock, partnership, joint venture, membership interests, or other equity interests except for (i) any motor vehicle or other equipment that has a certificate of title and a fair market value of less than $50,000, (ii) Excluded Assets, and (iii) those properties and assets as to which the Administrative Agent shall determine in its sole discretion (in consultation with the Borrowers) that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby; provided, that with respect to rights of way, easements, leases or other similar property interests acquired by any Loan Party after the date hereof relating to the Bluestem Gathering System now owned by MidContinent, the KPC Pipeline owned by KPC Pipeline, LLC or other gathering system or pipeline hereafter acquired, the relevant Loan Party shall promptly grant to the Collateral Agent as additional security for the Obligations, within 60 days after each June 30th and December 31st, a security interest in and Mortgage on each right of way, easement, lease or other similar property interest acquired by it during the six month period ended on such June 30 or December 31, as applicable, and not constituting an Excluded Asset. As of the First Amendment Effective Date, PESC will pledge 100% of its equity ownership interest in KPC Pipeline, LLC and the Borrowers will cause Parent to cause the pledge of the Constellation Equity owned by CEPM, as additional Collateral to secure the Obligations.”

1.16 Section 6.15(c). The first sentence of Section 6.15(c) of the Credit Agreement is amended to read as follows:

“The Liens required by this Section 6.15 shall be first priority Liens in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Parties, subject to no other Liens except Permitted Liens of the type described in Section 7.01.”

1.17 Section 6.23. A new Section 6.23 of the Credit Agreement is amended to read as follows:

“6.23 Additional White Deer Energy Investment. If, by July 15, 2012, Borrowers do not provide to the Administrative Agent and Lenders a fully executed counterpart copy of a purchase and sale agreement providing for the sale of PESC’s 100% equity ownership interest in KPC Pipeline, LLC and/or a sale of the KPC Pipeline subject only to commercially reasonable and customary closing conditions and timing provisions (such purchase and sale agreement, the “KPC PSA”), PESC will, by July 20, 2012, cause White Deer Energy to make an additional equity investment in Parent of $7,500,000. PESC will cause the full amount of such $7,500,000 additional equity investment in Parent to be contributed by Parent to PESC on the day it is received. PESC covenants and agrees, within one (1) Business Day of receipt of the proceeds of such additional equity investment, to prepay outstanding Revolving Loans (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding). If (i) prior to July 15, 2012 any White Deer Energy Additional Investment is made; (ii) by July 15, 2012, Borrowers provide to the Administrative Agent and Lenders the KPC PSA and thereafter any White Deer Energy Additional Investment is made; or (iii) by July 15, 2012, Borrowers do not provide to the Administrative Agent and Lenders the KPC PSA and thereafter one or more White Deer Energy Additional Investments are made that exceed the required $7,500,000 equity investment (any such excess, collectively, the “Excess WDE Investment”), then Borrowers shall not be required to utilize the proceeds of any one or more of such White Deer Energy Additional Investments to repay Revolving

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Loans (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) in the case of (i) and (ii) and Borrowers shall not be required to utilize the proceeds of the Excess WDE Investments to repay Revolving Loans (or to Cash Collateralize Letters of Credit, if no Revolving Loans are outstanding) in the case of (iii). If Borrowers opt to prepay Revolving Loans with the proceeds of any White Deer Energy Additional Investment or any Excess WDE Investment referred to in the immediately preceding sentence, pursuant to and in accordance with Section 2.04(a) of this Agreement, any such payment or prepayment of the Revolving Loans may be reborrowed by Borrowers, subject to the terms and conditions hereof, unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, and shall not reduce the Borrowing Base.

1.18 Article VII. The third parenthetical in the preamble to Article VII of the Credit Agreement is amended to read as follows:

“(other than the Excluded Subsidiaries but for purposes of Sections 7.01 and 7.07 CEPM shall not be an Excluded Subsidiary)”

1.19 Section 7.01(z). Section 7.01(z) of the Credit Agreement is amended to read as follows:

“(z) Intentionally deleted;”

1.20 Section 7.01(bb). Section 7.01(bb) of the Credit Agreement is amended to read as follows:

“(bb) Intentionally deleted; and”

1.21 Section 7.01(cc). Section 7.01(cc) of the Credit Agreement is amended to read as follows:

“(cc) Intentionally deleted.”

1.22 Section 7.02(f). Section 7.02(f) of the Credit Agreement is amended to read as follows:

“(f) acquisitions by any Borrower or its Subsidiaries of Oil and Gas Properties provided any such acquired Oil and Gas Properties are pledged to secure, on a first lien basis, the Obligations;”

1.23 Section 7.02(m). Section 7.02(m) of the Credit Agreement is amended to read as follows:

“(m) Intentionally deleted;”

1.24 Section 7.02(o). Section 7.02(o) of the Credit Agreement is amended to read as follows:

“(o) Intentionally deleted.”

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1.25 Section 7.04(l). Section 7.04(l) of the Credit Agreement is amended to read as follows:

“(l) with respect to KPC Pipeline, LLC, which shall not incur any Indebtedness other than trade accounts payable incurred in the ordinary course of business and Guaranty Obligation Indebtedness arising out of KPC Pipeline, LLC’s executing Loan Documents to secure the Obligations;”

1.26 Section 7.06. The language in the first sentence of Section 7.06 of the Credit Agreement before the words “except that” is amended to read as follows:

“Except in connection with the Restructure Transactions, merge, dissolve, liquidate, or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person;”

1.27 Sections 7.06(a), (b), (c) and (d). The parenthetical reading “(other than any Excluded Subsidiary, KPC Pipeline LLC or any of its Subsidiaries) in Sections 7.06(a), (b), (c) and (d) of the Credit Agreement is amended to read “(other than any Excluded Subsidiaries)”.

1.28 Section 7.07(e). Section 7.07(e) of the Credit Agreement is amended to read as follows:

“(e) Dispositions of the Appalachia Assets and Appalachia Gathering System provided that the Borrowers shall make the prepayment required under Section 2.04(d)(i) in accordance with such Section;”

1.29 Section 7.07(f). Section 7.07(f) of the Credit Agreement is amended to read as follows:

“(f) Dispositions of the KPC Pipeline and/or KPC Pipeline, LLC equity provided that the Borrowers shall make the prepayment required under Section 2.04(d)(ii) in accordance with such Section;”

1.30 Section 7.07(k). Section 7.07(k) of the Credit Agreement is amended to read as follows:

“(k) Disposition by PESC of its membership interests in KPC Pipeline, LLC provided that the Borrowers shall make the prepayment required under Section 2.04(d)(ii) in accordance with such Section;”

1.31 Section 7.07(m). Section 7.07(m) of the Credit Agreement is amended to read as follows:

“(m) Dispositions of the Constellation Equity provided that the Borrowers shall make the prepayment required under Section 2.04(d)(iii) in accordance with such Section.”

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First Amendment to Amended and Restated Credit Agreement

1.32 Section 7.08. Section 7.08 of the Credit Agreement is amended to read as follows:

“7.08 Transfer Payments; Restricted Payments; Distributions and Redemptions. Declare or make, directly or indirectly, any Restricted Payment or Transfer Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Transfer Payments and Restricted Payments to the Borrowers; and to Wholly-Owned Subsidiaries of the Borrowers (other than Excluded Subsidiaries);

(b) each Borrower and its Subsidiaries may make Transfer Payments and Restricted Payments to PESC (or through a parent to PESC) of direct costs and expenses to be paid by PESC on its behalf and PESC may make Transfer Payments to its Subsidiaries (other than Excluded Subsidiaries) to enable such Subsidiaries to pay direct costs and expenses on their own behalf;

(c) each Borrower and its Subsidiaries may make Transfer Payments and Restricted Payments to PESC (or through a parent to PESC) for general and administrative expenses allocated to it in any particular period in accordance with the G&A Formula; and PESC may make Transfer Payments and Restricted Payments to its Subsidiaries (other than Excluded Subsidiaries) for general and administrative expenses to be paid by such Subsidiary or may pay such general and administrative expenses of such Subsidiary on such Subsidiary’s behalf in accordance with the G&A Formula;

(d) each Borrower and its Subsidiaries may make Transfer Payments and Restricted Payments to PESC (or through a parent to PESC) to fund drilling expenses of Eastern and expenses to keep lease rights owned by Eastern from expiring, in an aggregate amount for all such expenses not to exceed $5,000,000, and PESC may make Transfer Payments to Eastern in such aggregate amount; provided, however any such Transfer Payments and/or Restricted Payments are funded using only proceeds of any White Deer Energy Additional Investment;

(e) each Borrower and its Subsidiaries may make Transfer Payments and Restricted Payments to PESC (or through a parent to PESC) in an amount equal to its consolidated income tax liability (with the method of allocation of income tax obligations to be reasonably acceptable to the Lenders);

(f) Intentionally deleted;

(g) Intentionally deleted;

(h) Intentionally deleted;

(i) MidContinent and any of its Subsidiaries may make payments to Eastern as operator of the Appalachia Assets, pursuant to that certain gas gathering agreement between MidContinent (f/k/a Quest Cherokee) and Eastern relating to gas gathering in the Appalachian region; and

(j) Intentionally deleted.”

1.33 Section 7.11. Clause (vii) of Section 7.11 of the Credit Agreement is amended to read “intentionally deleted”.

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First Amendment to Amended and Restated Credit Agreement

1.34 Section 7.14 The language in the first sentence of Section 7.14 of the Credit Agreement before clause (a) is amended to read as follows:

“Permit, except for amendments or assignments made to accommodate, permit, or otherwise made in connection with the Restructure Transactions (including the White Deer Energy Investment), the $7,500,000 equity investment made by Parent in PESC, in accordance with Section 6.23 of this Agreement (with proceeds of an equity investment in Parent made by White Deer Energy), any Excess WDE Investment, and any other White Deer Energy Additional Investment,”

1.35 Section 8.01(b). Section 8.01(b) of the Credit Agreement is amended to add “6.23” after “6.12” and before the word “or”.

1.36 Section 8.01(e). Clause (i) of Section 8.01(e) of the Credit Agreement is amended by deleting the words “or, solely as regards a default under the Secured Pipeline Loan, KPC Pipeline, LLC” and the words “under the Secured Pipeline Loan or”.

1.37 Section 8.01(m). Clause (ii) of Section 8.01(m) of the Credit Agreement is amended by deleting the words “and except as to the second Lien for the benefit of the Lenders on the KPC Pipeline”.

1.38 Section 10.01(c). The first sentence of Section 10.01(c) of the Credit Agreement is amended to read as follows:

“Upon any sale, transfer, or Disposition of Collateral which is permitted pursuant to the Loan Documents, including without limitation a Disposition of the Appalachia Assets pursuant to Section 7.07(e) and a Disposition of the KPC Pipeline and/or KPC Pipeline, LLC equity pursuant to Section 7.07(f), and upon 5 Business Days’ prior written request by the Borrowers (which request must be accompanied by (i) true and correct copies of all material documents of transfer or Disposition, including any contract of sale, (ii) a preliminary closing statement and instructions to the title company, if any, (iii) all requested release instruments in form and substance satisfactory to the Administrative Agent and (iv) if required, written consent of the requisite Lenders), the Administrative Agent and/or Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Administrative Agent and/or Collateral Agent for the benefit of the Secured Parties pursuant hereto in such Collateral.”

1.39 Section 10.01. Section 10.01 of the Credit Agreement is amended by adding new Section 10.01(g), Section 10.01(h) and Section 10.01(i) thereto to read as follows:

“(g) If after the effectiveness of the first Borrowing Base redetermination following the First Amendment Effective Date, which is scheduled for October 31, 2012 and after giving effect to any prepayment of Revolving Loans made by Borrowers in connection therewith, there is no Borrowing Base Deficiency, the Borrowers may request that the pledge of the KPC Pipeline, KPC Pipeline, LLC equity and Constellation Equity be released, and the Administrative Agent agrees to, and the Lenders hereby instruct the Administrative Agent and Collateral Agent to, at the Borrowers’ expense, execute and authorize such releases of the KPC Pipeline, KPC Pipeline, LLC equity and Constellation Equity as the Borrowers shall reasonably request within 30 days of such request from Borrower. Any release under this Section 10.01(g) (i) must be in writing and signed by the Administrative Agent; (ii) will not require any payment or prepayment by Borrower on the Revolving Loans (or Cash Collateralization of Letters of Credit, if no Revolving Loans are outstanding) as consideration for the release; and (iii) will not reduce the Borrowing Base.

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First Amendment to Amended and Restated Credit Agreement

(h) If the KPC Pipeline, LLC equity is sold pursuant to Section 7.07(f), the Administrative Agent and/or Collateral Agent will, and is hereby authorized to, (A) release the Liens created under the Loan Documents on the assets of KPC Pipeline, LLC and (B) release the Guaranty of KPC Pipeline, LLC. Any release under this Section 10.01(h) must be in writing and signed by the Administrative Agent.

(i) If any or all the Constellation Equity is sold pursuant to Section 7.07(m), the Administrative Agent and/or Collateral Agent will, and is hereby authorized to, release the Liens created under the Loan Documents on the Constellation Equity. Any release under this Section 10.01(i) must be in writing and signed by the Administrative Agent.”

1.40 Exhibit A Form of Borrowing Notice. Section 3(b) of the Form of Borrowing Notice attached as Exhibit A to the Credit Agreement is amended to read as follows:

“3(b)	Borrowing Base as of most recent redetermination: $ (after taking into account any automatic or other required reduction)”

Paragraph 2. Effective Date. This First Amendment shall not become effective until the date (such date, the “First Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:

(a) this First Amendment, executed by the Borrowers, the Guarantors, the Administrative and the Required Lenders;

(b) a Guaranty, a Security Agreement assumption agreement, UCC-1 financing statement, UCC-1 fixture filing financing statement and Mortgages covering the KPC Pipeline from KPC Pipeline, LLC;

(c) a Second Amendment to Amended and Restated Pledge and Security Agreement pledging the KPC Pipeline, LLC equity signed by the parties thereto;

(d) a pledge agreement from Constellation Energy Partners Management, LLC, a Delaware limited liability company and Subsidiary of Parent (“CEPM”), pledging all of CEPM’s and any other PostRock Party’s equity interest in Constellation Energy Partners, together with (i) a securities account control agreement from the securities intermediary holding such securities, (ii) delivery of physical certificates with accompanying blank stock or unit powers, or (iii) delivery of an acknowledgment of pledge;

(e) a Reg U Statement from the appropriate PostRock Party;

(f) fees and expenses required to be paid pursuant to Paragraph 6 of this First Amendment, to the extent invoiced prior to the First Amendment Effective Date;

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First Amendment to Amended and Restated Credit Agreement

(g) from the Borrowers, CEPM, KPC Pipeline, LLC and each other Guarantor, such certificates of secretary, assistant secretary, manager, or general partner, as applicable, as the Administrative Agent may require, certifying (i) resolutions of its board of directors, managers or members (or their equivalent) authorizing the execution and performance of this First Amendment and the other Loan Documents which such Person is executing in connection herewith, (ii) the incumbency and signature of the officer executing such documents, and (iii) either no change in such Person’s Organization Documents since September 21, 2010 or attaching copies of such Person’s Organization Documents together with all amendments thereto;

(h) from Baker Botts LLP, as counsel for the Borrowers, CEPM, KPC Pipeline, LLC and each other Guarantor, a legal opinion as the authority of each to enter into the Loan Documents contemplated by this First Amendment and as the validity, binding nature and enforceability of the Loan Documents to the extent not covered by local counsel’s opinions in (i) or (j) below and as to such other matters as the Administrative Agent may reasonably request;

(i) from Crowe & Dunlevy, LLP, as counsel for STP, a legal opinion as the authority of STP to enter into the Loan Documents contemplated by this First Amendment to which it is a party and as counsel for KPC Pipeline, LLC, as to the validity, binding nature and enforceability of the Oklahoma Collateral Documents entered into by such Persons in connection with this First Amendment and as to such other matters as the Administrative Agent may reasonably request; and

(j) from Stinson Morrison & Hecker, LLP, as Kansas and Missouri local counsel for KPC Pipeline, LLC, as to the validity, binding nature and enforceability of the Kansas Collateral Documents entered into by KPC Pipeline, LLC in connection with this First Amendment and as to such other matters as the Administrative Agent may reasonably request.

Paragraph 3. Waiver.

(a) The Lenders hereby waive any non-compliance with the provisions of Section 2.02(d) requiring Administrative Agent to announce the April 30, 2012 redetermined Borrowing Base by no later than May 15, 2012 and agree that the Borrowers shall not be deemed in Default solely by reason of such non-compliance.

(b) The foregoing waiver shall not be deemed to be a waiver by the Lenders of any other covenant, condition or obligation on the part of the Borrowers under the Credit Agreement or any other Loan Document, except as set forth in Paragraph 3 of this First Amendment. In addition, the foregoing waiver shall in no respect evidence any commitment by the Lenders to grant any future consents or waivers of any covenant, condition or obligation on the part of the Borrowers under the Credit Agreement or any other Loan Document. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 10.01 of the Credit Agreement.

Paragraph 4. Acknowledgment and Ratification. The Borrowers and the Guarantors each (i) consent to the agreements in this First Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this First Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrowers or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.

Paragraph 5. Representations. The Borrowers and the Guarantors each represent and warrant to the Administrative Agent and the Lenders that as of the First Amendment Effective Date and after

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First Amendment to Amended and Restated Credit Agreement

giving effect to the amendments set forth in this First Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.

Paragraph 6. Expenses, Funding Losses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this First Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this First Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.

Paragraph 7. Miscellaneous.

(a) This First Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this First Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this First Amendment will be construed, and its performance enforced, under New York law and applicable federal law and (iv) if any part of this First Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

Paragraph 8. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy, facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this First Amendment. Any signature page of a counterpart may be detached therefrom without impairing the legal effect of the signatures thereon and attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages signed by other parties.

Paragraph 9. ENTIRE AGREEMENT. THIS FIRST AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Paragraph 10. Parties. This First Amendment binds and inures to the benefit of the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, the Lenders, and their respective successors and assigns.

Paragraph 11. Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this First Amendment.

Paragraph 12. Release. As additional consideration for the execution, delivery and performance of this First Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this First Amendment, the Borrowers warrant and represent to the Administrative Agent, the Collateral Agent and the Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will

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First Amendment to Amended and Restated Credit Agreement

constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolving Notes and/or the Loan Documents, or (ii) the performance of any of their obligations with respect to the Revolving Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrowers unconditionally and irrevocably hereby RELEASE, RELINQUISH and forever DISCHARGE Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrowers may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.

The parties hereto have executed this First Amendment in multiple counterparts to be effective as of the First Amendment Effective Date.

Remainder of Page Intentionally Blank

Signature Pages to Follow.

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First Amendment to Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the First Amendment Effective Date.

BORROWERS: POSTROCK ENERGY SERVICES CORPORATION, as a Borrower

By:	/s/ David J. Klvac
David J. Klvac Chief Accounting Officer

POSTROCK MIDCONTINENT PRODUCTION, LLC, as a Borrower,

By:	POSTROCK ENERGY SERVICES CORPORATION, Its sole member

By:	/s/ David J. Klvac
David J. Klvac Chief Accounting Officer

GUARANTORS: POSTROCK ENERGY CORPORATION, a Delaware corporation, as Guarantor

By:	/s/ David J. Klvac
David J. Klvac Executive Vice President, Chief Financial Officer and Chief Accounting Officer

STP NEWCO, INC., a Delaware corporation, as a Guarantor

By:	/s/ David J. Klvac
David J. Klvac Chief Financial Officer

Signature Page 1
First Amendment to Amended and Restated Credit Agreement

POSTROCK EASTERN PRODUCTION, LLC, a Delaware limited liability company, as Guarantor

By:	POSTROCK ENERGY SERVICES CORPORATION, a Delaware corporation, its sole member

By:	/s/ David J. Klvac
David J. Klvac Chief Accounting Officer

Signature Page 2
First Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT: ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher

Name:	Susan Khokher
Title:	Manager, Agency

AGREED TO AS OF THE FIRST

AMENDMENT EFFECTIVE DATE

BY THE FOLLOWING REQUIRED

LENDERS:

L/C ISSUER AND LENDER: ROYAL BANK OF CANADA, as Lender and L/C Issuer

By:	/s/ Leslie P. Vowel
Leslie P. Vowell Attorney-in-Fact

SUNTRUST BANK, as Lender

By:

Name:

Title:

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Craig Hanselman

Name:	Craig Hanselman

Title:	Vice President

Signature Page 3
First Amendment to Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:

Name:

Title:

SOCIÉTÉ GÉNÉRALE, as Lender

By:	/s/ David M. Bornstein

Name:	David M. Bornstein

Title:	Director

COMERICA BANK, as Lender

By:	/s/ Katya Evseev

Name:	Katya Evseev

Title:	Corporate Banking Officer

RB INTERNATIONAL FINANCE (USA) LLC, f/k/a RZB FINANCE, LLC, as Lender

By:	/s/ Shirley Ritch

Name:	Shirley Ritch

Title:	Vice President

By:	/s/ John A. Valiska

Name:	John A. Valiska

Title:	First Vice President

COMPASS BANK, as Lender

By:	/s/ Kathleen J. Bowen

Name:	Kathleen J. Bowen

Title:	Senior Vice President

Signature Page 4
First Amendment to Amended and Restated Credit Agreement

BOKF, N.A., f/k/a BANK OF OKLAHOMA, N.A., as a Lender

By:	/s/ Mike Weatherholt

Name:	Mike Weatherholt

Title:	Vice President

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:

Name:

Title:

CITIBANK, N.A., as Lender

By:	/s/ Don Dimitrievich

Name:	Don Dimitrievich

Title:	Vice President

NZC GUGGENHEIM MASTER FUND LTD., as Lender

By:

Name:

Title:

LENDERS NOT SIGNING THIS FIRST AMENDMENT: WELLS FARGO BANK, NA, AMEGY BANK NATIONAL ASSOCIATION, SUNTRUST BANK, NZC GUGGENHEIM MASTER FUND LTD., U.S. BANK NATIONAL ASSOCIATION,

Signature Page 5
First Amendment to Amended and Restated Credit Agreement